PART II.  OTHER INFORMATION

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a.) The Company held its Annual Meeting of Stockholders on
     February 23, 1999.

(b.) At the Annual Meeting of Stockholders, the following nominees were elected to the Board of Directors. The inspectors of election certified the following vote tabulations:

                                            For          Withheld
     Charles R. Chandler                      10,842,456      1,159,337
     Michael H. Dempsey                       10,842,456      1,159,337
     Naomi C. Dempsey                         10,842,456      1,159,337
     Michael J. Gasser                        10,842,456      1,159,337
     Daniel J. Gunsett                        10,842,456      1,159,337
     Robert C. Macauley                       10,842,456      1,159,337
     David J. Olderman                        10,842,456      1,159,337
     William B. Sparks, Jr.                   10,842,456      1,159,337
     J Maurice Struchen*                      10,842,456      1,159,337

     *   Mr. Struchen passed away during March 1999.

ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K

(a.) Exhibits.

     Exhibit Number                Description

          27          Financial Data Schedule (contained herein)

(b.) Reports on Form 8-K.

     On November 13, 1998, the Company filed a Current Report on
     Form 8-K that described a Joint Venture Agreement that had been signed on November 1, 1998. The Joint Venture
     Agreement provides for the consolidation of the business operations of Michigan Packaging Company and Ohio
     Packaging Corporation into a new company named
     CorrChoice, Inc.

     On December 16, 1998, the Company filed a Current Report on
     Form 8-K that described a letter of intent to exchange the Company's spiral core business in Canada for a 49% equity interest in Abzac's fibre drum business in France.


                                   SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                           Greif Bros. Corporation
                                           (Registrant)



Date:  March 15, 1999                      /s/ Joseph W. Reed
                                           Joseph W. Reed
                                           Chief Financial Officer and Secretary
                                           (Duly Authorized Signatory)